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                                                                  Exhibit 10.5

                                    SUBLEASE

         SUBLEASE made as of the _ day of October, 1999, by and between NET.GENESIS CORP., a Delaware corporation having a place of business at 150 CambridgePark Drive, Cambridge, Massachusetts 02140, ATTN: John P. Delea, CFO ("Sublandlord") and WL-BOSTON, INC., a Delaware corporation having a place of business at 215 First Street, Cambridge, Massachusetts 02142-1268, ATTN: Mr. Ned Carboni ("Subtenant").

                                   WITNESSETH:

         WHEREAS, by lease dated October 23, 1996 (the "Overlease"), a copy of which is attached hereto as Exhibit A, Beacon Capital Partners, as successors to Robert A. Jones and K. George Najarian, Trustees of the Athenaeum Realty Nominee Trust ("Landlord") leased to Sublandlord a portion of the building located at 215 First Street, Cambridge, Massachusetts (the "Building") more particularly described in the Overlease (the "Leased Premises"); and

         WHEREAS, Sublandlord and Subtenant have agreed to enter into an agreement pursuant to which Subtenant will occupy the Leased Premises comprised of a portion of the third floor of the Building and shown on the plan attached hereto as Exhibit B, containing approximately 16,000 rentable square feet (the "Sublet Premises").
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         NOW, THEREFORE, the parties hereto agree as follows:

1.       DEMISE

         Sublandlord hereby subleases the Sublet Premises to Subtenant and Subtenant hereby hires and sublets the Sublet Premises from Sublandlord, upon and subject to the terms and conditions hereinafter stated or incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings specified in the Overlease.

2.       TERM

         The term of this Sublease ("Term") shall be twenty-seven (27) months, beginning on October 1, 1999 ("Commencement Date") and ending at midnight on December 31, 2001, unless sooner terminated as this Sublease provides; provided however, that, as provided in section 8.5 of this Sublease, in no event shall the obligation of any party arise until the Sublease has received the written approval of the Landlord. Subtenant shall have no option to extend the term of this Sublease or the term of the Overlease. Subtenant's use of the Sublet Premises shall be upon such terms (including the payment of Base Rent) as the parties shall agree.

3.       USE

         Subtenant shall use and occupy the Sublet Premises solely for the purpose of general offices and related purposes.

4.       RENT

         4.1      Base Rent

                  Subtenant shall pay to Sublandlord rent ("Base Rent") for the use and occupancy of the Sublet Premises at the rate of $32,000.00 per month ($24.00 per rentable square foot) for the Term. Such monthly rent shall be paid, in advance and without offset, on or before the first day of the month for each month during the Term.

         4.2      Electricity and Other Utilities



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                  Subtenant shall pay to Sublandlord, as additional rent, on or before the first day of the month for each month during the Term, full reimbursement of the cost of providing electricity to the Sublet Premises, which are separately metered. Said payment shall be made within twenty (20) days after Sublandlord notifies (and, if requested by Subtenant, provides a copy of the bill to) Subtenant of the amount thereof.


         4.3      Additional Rent

                  To the extent that under the Overlease Sublandlord is obligated to pay additional rent as "Rent Adjustments" defined in Section 5 of the Overlease, whether such additional rent is to reimburse Landlord for taxes, operating expenses, common area maintenance charges or other expenses incurred by the Landlord in connection with the Building, Subtenant shall pay to Sublandlord, one hundred percent (100%) of such additional rent (to the extent such additional rent is attributable to events occurring during the term of this Sublease). Such payment shall be made in pro rata monthly installments due from Subtenant to Sublandlord no fewer than five (5) days prior to the date upon which Sublandlord's payment of such Additional Rent is due to the Landlord. Sublandlord agrees that if the amount of Additional Rent is not set forth in the Overlease, but is determined based on a notice from the Landlord, Sublandlord will promptly notify Subtenant of the amount due and Subtenant will promptly, but in event more than five (5) days, pay such Additional Rent.



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5.       INCORPORATION OF OVERLEASE


         Except as otherwise expressly provided herein, all of the terms, covenants and conditions of the Overlease are incorporated herein by reference and made a part hereof with the same force and effect as if set forth in their entirety, provided that the terms and conditions hereof shall be controlling whenever the terms and conditions of the Overlease are contradictory to or inconsistent with terms and conditions hereof, and provided further that those incorporated provisions of the Overlease which are protective and for the benefit of Landlord shall in this Sublease be deemed to be protective and for the benefit of both Landlord and Sublandlord, that references therein to "LESSOR" and "LESSEE" shall be deemed to refer to "Sublandlord" and "Subtenant," respectively, that references therein to "this lease" shall be deemed to refer to this Sublease, and that references therein to the "Leased Premises" or "Premises" shall be deemed to refer to the Sublet Premises.

6.       COVENANTS OF THE PARTIES

         6.1      Performance of Overlease

                  Subtenant covenants and agrees to faithfully observe and perform all of the terms, covenants and conditions of the Overlease on its part to be performed pursuant to the provisions hereof, and neither to do nor cause to be done, nor suffer, nor permit any act or thing to be done which would or might cause the Overlease or the rights of Sublandlord as tenant thereunder to be canceled, terminated, forfeited or surrendered, or which would or might make Sublandlord liable for any damages, claims or penalties. Sublandlord covenants and agrees that it will take no action, nor cause to be done, nor suffer, nor permit any act or thing to be done which would or might cause the Overlease or the rights of Sublandlord as tenant thereunder to be canceled, terminated, forfeited or surrendered or which would or might adversely affect Subtenant's rights hereunder.



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         6.2      Indemnification


         To the maximum extent that this Sublease may be made effective according to law, Subtenant agrees that it will protect and indemnify Sublandlord and Landlord and save Sublandlord and Landlord harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against Sublandlord or Landlord by reason of: (i) any accident, injury to or death of persons or damage to or loss of property, by theft or otherwise, occurring on or about the Sublet Premises or any part thereof, unless arising out of the negligence of Sublandlord or Sublandlord's agents or employees; and (ii) any failure on the part of Subtenant to perform, fulfil or observe any of Subtenant's representations, warranties or agreements set forth in this Sublease. In case any action, suit or proceeding is brought against Sublandlord by reason of any such occurrence, Subtenant, upon Sublandlord's request, shall at Subtenant's expense, cause such action, suit or proceeding to be resisted and defended by counsel designated by Subtenant's insurance carrier and reasonably acceptable to Sublandlord.

         6.3      No Sublandlord Maintenance, etc. Obligation

                  Notwithstanding anything contained in this Sublease to the contrary, Sublandlord shall not have any obligation to construct, maintain, alter or repair the Sublet Premises, the Building, or any parking area or other facility or improvement thereon or appurtenant thereto or to provide Subtenant with any service of any kind or description whatsoever, nor shall Sublandlord be responsible for the performance of Landlord's obligations under the Overlease or be liable in damages or otherwise for any negligence of Landlord or for any damage or injury suffered by Subtenant as a result of any act or failure to act by Landlord or any default by


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Landlord in fulfilling its obligations under the Overlease. If Landlord shall default in any of its obligations to Sublandlord, Sublandlord shall cooperate with Subtenant, upon request by Subtenant and at Subtenant's sole cost and expense, in enforcing Sublandlord's rights against Landlord under the Overlease.

         6.4      Insurance

                  Any insurance carried by Subtenant with respect to the Sublet Premises and property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against Sublandlord to the extent rights have been waived by Subtenant prior to the occurrence of injury or loss and shall name Sublandlord as an additional insured party. Subtenant, for itself, its successors and assigns, notwithstanding any provision of this Sublease to the contrary, hereby waives any rights of recovery against Sublandlord or its successors and assigns, for injury or loss due to hazards covered by insurance to the extent of the injury or loss covered thereby.

         6.5      No Liability For Landlord Default

                  Sublandlord will not incur any liability whatsoever to Subtenant for any injury, inconvenience, incidental or consequential damages incurred or suffered by Sublandlord as a result of the exercise by Landlord of any of the rights reserved to Landlord under the Overlease, nor shall such exercise constitute a constructive eviction or a default by Sublandlord hereunder, unless due to Sublandlord's breach of its covenants, obligations or representations herein.

         6.6      Condition of Sublet Premises

                  The Sublet Premises are being leased "as is." Any alteration to the Sublet Premises by the Subtenant must be approved by the Sublandlord and the Landlord prior to the


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start of any such work and such approval may be withheld in Sublandlord's and
Landlord's discretion.

         6.7      Defaults by Subtenant

                  If Subtenant fails to pay Base Rent or additional rent under this Sublease or fails to perform or observe any of this Sublease's terms, conditions or covenants, then Sublandlord, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies for such default as the Overlease gives Landlord for Tenant's defaults, with the same force and effect as though this Sublease contained all such provisions relating to any such default or defaults in full, and Subtenant shall have all Tenant's obligations under the Overlease, except as this Sublease modifies the Overlease, for such default. Without limiting the preceding, upon Subtenant's default, Sublandlord may terminate this Sublease by giving Subtenant written notice specifying a date, not less than five (5) days from the notice date, on which this Sublease shall terminate, and on such date this Sublease's Term shall end. As incorporated in this Sublease, the five (5) day period set forth in Overlease Section 18 shall be three (3) days and the thirty (30) day period set forth in Overlease Section 18 shall be twenty (20) days.

7.       TERMINATION

         If the Overlease is terminated pursuant to the terms of the Overlease or otherwise: (i) this Sublease shall terminate simultaneously therewith; and
(ii) any unearned rent paid in advance shall be refunded to Subtenant unless such termination was the result of a breach by Subtenant of any term, covenant or condition of this Sublease.

8.       MISCELLANEOUS

         8.1      Notices



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                  All notices, demands or other communications to be given, made or sent by either party to the other under this Sublease shall be deemed to have been fully given, made or sent when made in writing and mailed, by certified mail, return receipt requested, postage prepaid, addressed to the party at its address identified at the beginning of this Sublease, or to such other address or addresses as may from time to time hereafter be designated by the parties by like notice. A copy of notice to Subtenant shall also be given to Subtenant's attorney, James S. Altenbach, Esquire, c/o Minkin & Snyder, One Buckhead Plaza, 3060 Peachtree Road, Suite 1100, Atlanta, Georgia 30305; and a copy of notice to Sublandlord shall also be given to Sublandlord's attorney, Sandra Shapiro, Esq., c/o Foley, Hoag & Eliot LLP, One Post Office Square, Boston, MA 02109.

         8.2      Effect


                  This Sublease shall be binding upon the parties hereto and their respective successors and assigns.

         8.3      Applicable Law

                  This Sublease shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

         8.4      Modification, etc.

                  Neither this Sublease nor any provision hereof may be waived, modified, amended, discharged or terminated, except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. This Sublease constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.



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         8.5      Consent of Landlord

                  The obligations of the parties hereto are conditional upon the written consent of Landlord to the subletting of the Sublet Premises to Subtenant.

         8.6      Severability

                  If any term or provision of this Sublease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to other persons or circumstances shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

         8.7      Waiver, etc.

                  No failure by Sublandlord to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of such breach, shall constitute a waiver of any such breach or of any such term. Sublandlord's consent in one instance hereunder shall not relieve Subtenant of the requirement of obtaining Sublandlord's consent in any other instance.

         8.8      No Broker

                  Subtenant and Sublandlord hereby represent and warrant that neither has not dealt with any broker in connection with the transactions contemplated by this Sublease except The Staubach Company, as to Subtenant and CB Richard Ellis/Whittier Partners, as to Sublandlord both of whose commissions and/or consulting fees shall be paid by Sublandlord) and shall each indemnify the other for the failure of this representation and warranty.

         8.9      Assignment and Sublease.



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                  Subtenant shall not assign, transfer or otherwise encumber this Sublease or any interest in this Sublease, by operation of law or otherwise, nor sublet or otherwise permit others to use all or part of the Sublet Premises, and any such assignment, transfer, encumbrance, sublease or other arrangement shall be void. Notwithstanding any other term in this Sublease, any transfer, hypothecation, assignment or change in control of Subtenant's stock, or the stock of its parent corporation, shall be deemed a sublease or assignment of this Sublease or an event giving Sublandlord the right to terminate this Sublease.

         8.10     Warranties and Representations.


                  Subtenant represents and warrants that in entering into this Sublease, Subtenant has not relied on any person's statements or representations concerning the Sublet Premises or any other matter concerning this Sublease, but has relied solely upon such investigations, examinations and inspections as Subtenant has chosen to make or have made. Subtenant acknowledges that Sublandlord has given Subtenant ample opportunity to fully investigate, examine and inspect the Sublet Premises and the building and land of which the Sublet Premises are a part.

         8.11     Security Deposit.

                  At the time of execution of this Sublease, Subtenant shall pay to Sublandlord a security deposit in the amount of Sixty-Four Thousand and No/100 Dollars ($64,000.00) as security for the performance of the obligations of the Subtenant to be performed in accordance with this Sublease. At the time of execution of this Sublease, Subtenant shall also pay to Sublandlord the first months rent.

         8.12     Holding Over



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                  In the event Subtenant shall not immediately surrender the
Sublet Premises on the expiration or earlier termination of the Sublease, Subtenant shall be obligated to pay monthly installments of Base Rent in an amount equal to one hundred fifty percent (150%) times the Base Rent.

         9.       PARKING

         Subtenant shall have the right to park twenty (20) passenger motor vehicles in the parking area adjacent to the Building, subject to the provisions of Section 2 of the Overlease. Subtenant shall pay the rental value of the parking spaces as determined by the Landlord.

         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed under seal by their duly authorized officers as of date first above written.

                                   SUBLANDLORD:
                                   net.Genesis Corp.



                                   By: /s/ John Delea
                                       -------------------------------
                                       Its Chief Financial Officer
                                       Hereunto duly authorized

                                   SUBTENANT:
                                   WL-Boston, Inc.

                                   By: /s/ Carl P. Helfrich
                                       -------------------------------
                                       Its Carl P. Helfrich, its Vice President
                                       Hereunto duly authorized




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